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                                                                   Exhibit 99.12

                    CERTIFICATE OF THE SOLE STOCKHOLDER OF
                        MERCURY BASIC VALUE FUND, INC.


         Fund Asset Management, L.P., the holder of shares of common stock, par value $0.10 per share, indicated below, of Mercury Basic Value Fund, Inc., a Maryland corporation (the "Fund"), does hereby confirm to the Fund its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.


   Number of            Number of            Number of            Number of
Class I Shares       Class A Shares       Class B Shares       Class C Shares
--------------       --------------       --------------       --------------
     2,500                2,500               2,500                 2,500



                                              FUND ASSET MANAGEMENT, L.P.


                                              By:/s/ Donald C. Burke
                                                 -------------------------
                                                    Authorized Officer


Dated: October 10, 2000